Exhibit 99.1

NETGEAR® REPORTS SECOND QUARTER 2010 RESULTS

Second Quarter 2010 Financial Highlights:

•	Net revenue of $195.9 million, compared to $144.7 million in the comparable prior year quarter, 35% year-over-year growth

•	Non-GAAP net income of $13.7 million, compared to net loss of $522,000 in the comparable prior year quarter

•	Non-GAAP diluted earnings per share of $0.38, compared to diluted loss per share of $0.02 in the comparable prior year quarter

•	Company expects third quarter 2010 net revenue to be in the range of $215 million to $225 million, with non-GAAP operating margin in the range of 11% to 12%

SAN JOSE, California – July 21, 2010 – NETGEAR, Inc. (NASDAQGM: NTGR), a worldwide provider of technologically innovative, branded networking products, today reported financial results for the second quarter ended June 27, 2010.

Net revenue for the second quarter ended June 27, 2010 was $195.9 million, as compared to $144.7 million for the second quarter ended June 28, 2009, and as compared to $211.6 million in the first quarter ended March 28, 2010. Net income, computed in accordance with GAAP, for the second quarter of 2010 was $10.5 million, or $0.29 per diluted share. This compared to GAAP net loss of $3.3 million, or $0.10 per diluted share, for the second quarter of 2009, and to GAAP net income of $13.7 million, or $0.38 per diluted share, in the first quarter of 2010.

Gross margin on a non-GAAP basis in the second quarter of 2010 was 36.3%, as compared to 29.6% in the second quarter of 2009, and 35.2% in the first quarter of 2010. Non-GAAP operating margin was 13.1% in the second quarter of 2010, as compared to 3.7% in the second quarter of 2009, and 13.5% in the first quarter of 2010. Non-GAAP net income was $0.38 per diluted share in the second quarter of 2010, as compared to non-GAAP net loss of $0.02 per diluted share in the second quarter of 2009, and non-GAAP net income of $0.48 per diluted share in the first quarter of 2010.

The differences between GAAP and non-GAAP financial measures include adjustments, net of any tax effect, for amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, and litigation reserves. The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR commented, “For the second quarter of 2010, we are pleased with our year on year growth in all three geographic regions, especially with our 48% growth in North America. While the U.S. retail market grew strongly year over year, we also achieved the number one market share position in the networking category for the first time. We are also pleased to see a continuous recovery of demand among small business customers worldwide. Our net revenue from service providers was approximately 16% of total net revenue in the second quarter 2010, as compared to 30% in the second quarter of 2009, and 19% in the first quarter of 2010. We expect the percentage of service provider revenue to increase when our service provider customers worldwide begin rolling out Docsis 3.0 equipment in the second half of 2010.

We believe our strength in the market is primarily due to our superior new product introductions as compared to our competitors worldwide. In the second quarter of 2010, we introduced 18 new products. Notable new products include our ReadyNAS® 4 Bay and 12 Bay Rackmount, our Wi-FiTM adapters for TVs, our 11n Wi-Fi repeaters for TVs to IP set top boxes, and our 28 and 52 port Stackable Layer 3 Managed Switches. Due to our on-going commitment to research and development, we expect our pace of new product introductions to accelerate in the third quarter of 2010, with 20 or more new products expected to be launched. For example, our newest high-end consumer network storage ReadyNAS Ultra is leading the way as the first network attached storage device that is networkable to TiVo® boxes.

The ReadyNAS Ultra will enable customers to have up to 12 TB, or approximately 2,000 hours of centralized recorded high definition TV shows serving any and all TiVo boxes in a home.”

Christine Gorjanc, Chief Financial Officer of NETGEAR, said, “We ended the second quarter of 2010 with $231.0 million in cash, cash equivalents and short-term investments, compared to $224.5 million at the end of the second quarter of 2009, and $240.9 million at the end of the first quarter of 2010. Our net inventory ended at $125.7 million, compared to $75.0 million at the end of the second quarter of 2009, and $109.9 million at the end of the first quarter of 2010.”

Net revenue by geography comprises gross revenue less such items as marketing incentives paid to customers, sales returns and price protection. The following table shows net revenue by geography for the periods indicated:

Net revenue by geography:

	Three months ended
	June 27, 2010		March 28, 2010		June 28, 2009
North America	$102,471	52%	$106,278	50%	$69,438	48%
Europe, Middle-East and Africa	68,598	35%	81,135	38%	54,249	37%
Asia Pacific	24,880	13%	24,142	12%	20,987	15%

	$195,949	100%	$211,555	100%	$144,674	100%

Looking forward, Mr. Lo added, “We continue to see market demand growth in all three geographic regions, and in all product categories. Our success has been driven by innovative product introductions and we expect to outpace our competitors in the number of new product introductions for the foreseeable future. Despite the recent financial market challenges in Europe, we continue to see growth in end market demand for NETGEAR products in this region from both consumers and businesses, in both local currency and U.S. Dollar terms. For the third quarter 2010, we expect net revenue in the range of approximately $215 million to $225 million, with non-GAAP operating margin to be in the range of 11% to 12%.”

Investor Conference Call / Webcast Details

NETGEAR will review the second quarter 2010 results and discuss management’s expectations for the third quarter of 2010 today, Wednesday, July 21, 2010 at 5 p.m. EDT (2 p.m. PDT). The dial-in number for the live audio call is (201) 689-8560. A live webcast of the conference call will be available on NETGEAR’s website at www.netgear.com. A replay of the call will be available 2 hours following the call through midnight EDT (9 p.m. PDT) on Wednesday, July 28, 2010 by telephone at (858) 384-5517 and via the web at www.netgear.com. The conference ID number to access the phone replay is 353684.

About NETGEAR, Inc.

NETGEAR (NASDAQGM: NTGR) designs innovative, branded technology solutions that address the specific networking, storage, and security needs of small- to medium-sized businesses and home users. The company offers an end-to-end networking product portfolio to enable users to share Internet access, peripherals, files, multimedia content, and applications among multiple computers and other Internet-enabled devices. Products are built on a variety of proven technologies such as wireless, Ethernet and powerline, with a focus on reliability and ease-of-use. NETGEAR products are sold in about 27,000 retail locations around the globe, and via approximately 36,000 value-added resellers. The company’s headquarters are in San Jose, Calif., with additional offices in 25 countries. NETGEAR is an ENERGY STAR® partner. More information is available by visiting www.netgear.com or calling (408) 907-8000. Follow NETGEAR at http://twitter.com/NETGEAR and http://www.facebook.com/netgear.

© 2010 NETGEAR, Inc. NETGEAR, the NETGEAR logo and ReadyNAS are trademarks or registered trademarks of NETGEAR, Inc. in the United States and/or other countries. TiVo is a registered trademark of TiVo Inc. Wi-Fi is a trademark of the Wi-Fi Alliance. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Joseph Villalta

The Ruth Group

(646) 536-7003

jvillalta@theruthgroup.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “believe”, “will”, “may”, “should”, “estimate”, “project”, “outlook”, “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements, among others, regarding NETGEAR’s expected revenue, earnings, gross and operating margin and operating income on both a GAAP and non-GAAP basis, expectations of outpacing competitors in new product introductions, larger revenue share from service provider customers during the second half of 2010, Docsis 3.0 products deployment by our service provider customers, product capabilities, our ability and intent to launch new product offerings and continue product development efforts, current and future demand for the Company’s existing and anticipated new products, and our ability to increase market share for the Company’s products globally. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: future demand for the Company’s products may be lower than anticipated; consumers may choose not to adopt the Company’s new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; the Company may be unsuccessful or experience delays in manufacturing and distributing its new and existing products; telecommunications service providers may choose to slow their deployment of the Company’s products or utilize competing products; the Company may be unable to collect receivables as they become due; the Company may fail to manage costs, including the cost of developing new products and manufacturing and distribution of its existing offerings; channel inventory information reported is estimated based on the average number of weeks of inventory on hand on the last Saturday of the quarter, as reported by certain of NETGEAR’s customers; changes in the level of NETGEAR’s cash resources and the Company’s planned usage of such resources; changes in the Company’s stock price and developments in the business that could increase the Company’s cash needs, fluctuations in foreign exchange rates, and the actions and financial health of the Company’s customers. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors,” pages 32 through 47, in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 28, 2010, filed with the Securities and Exchange Commission on May 6, 2010. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Information:

To supplement our consolidated financial statements presented on a GAAP basis, NETGEAR uses non-GAAP financial measures, which are adjusted to exclude certain expenses and tax benefits, where applicable. We believe non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of NETGEAR’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with generally accepted accounting principles in the United States.

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 27, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$110,940	$172,202
Short-term investments	120,090	74,898
Accounts receivable, net	138,730	162,853
Inventories	125,687	90,590
Deferred income taxes	14,248	13,347
Prepaid expenses and other current assets	25,996	20,835

Total current assets	535,691	534,725
Property and equipment, net	16,482	16,891
Intangibles, net	7,672	8,298
Goodwill	74,032	64,908
Other non-current assets	8,990	8,299

Total assets	$642,867	$633,121

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$42,337	$69,081
Accrued employee compensation	14,816	11,040
Other accrued liabilities	90,669	87,894
Deferred revenue	17,405	22,106
Income taxes payable	—	5,488

Total current liabilities	165,227	195,609
Non-current income taxes payable	19,837	17,479
Other non-current liabilities	5,697	5,880

Total liabilities	190,761	218,968
Stockholders’ equity:
Common stock	35	35
Additional paid-in capital	294,450	280,256
Cumulative other comprehensive income	246	24
Retained earnings	157,375	133,838

Total stockholders’ equity	452,106	414,153

Total liabilities and stockholders’ equity	$642,867	$633,121

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended			Six months ended
	June 27, 2010	March 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009
Net revenue	$195,949	$211,555	$144,674	$407,504	$296,692
Cost of revenue	126,387	138,731	103,414	265,118	212,501

Gross profit	69,562	72,824	41,260	142,386	84,191

Operating expenses:
Research and development	9,945	9,305	7,496	19,250	14,849
Sales and marketing	30,358	30,789	24,464	61,147	50,366
General and administrative	8,397	8,942	7,855	17,339	16,092
Restructuring	(81)	13	18	(68)	694
Litigation reserves, net	143	68	8	211	2,540

Total operating expenses	48,762	49,117	39,841	97,879	84,541

Income (loss) from operations	20,800	23,707	1,419	44,507	(350)
Interest income	100	70	178	170	482
Other income (expense), net	132	(194)	(443)	(62)	604

Income before income taxes	21,032	23,583	1,154	44,615	736
Provision for income taxes	10,567	9,856	4,434	20,423	7,786

Net income (loss)	$10,465	$13,727	$(3,280)	$24,192	$(7,050)

Net income (loss) per share:
Basic	$0.30	$0.39	$(0.10)	$0.69	$(0.21)

Diluted	$0.29	$0.38	$(0.10)	$0.67	$(0.21)

Weighted average shares outstanding used to compute net income (loss) per share:
Basic	35,237	34,947	34,399	35,095	34,375

Diluted	35,943	35,716	34,399	35,843	34,375

Stock-based compensation expense was allocated as follows:
Cost of revenue	$227	$279	$238	$506	$480
Research and development	572	581	512	1,153	1,032
Sales and marketing	1,193	1,212	1,027	2,405	2,082
General and administrative	1,131	1,069	919	2,200	2,018

NETGEAR, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding amortization of purchased intangibles, stock-based compensation, restructuring, acquisition related compensation, and litigation reserves, net of tax.

(In thousands, except per share data)

(Unaudited)

	Three months ended			Six months ended
	June 27, 2010	March 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009
Net revenue	$195,949	$211,555	$144,674	$407,504	$296,692
Cost of revenue	124,835	137,151	101,922	261,986	209,514

Gross profit	71,114	74,404	42,752	145,518	87,178

Operating expenses:
Research and development	9,066	8,385	6,984	17,451	13,817
Sales and marketing	29,165	29,577	23,437	58,742	48,284
General and administrative	7,266	7,873	6,936	15,139	14,074

Total operating expenses	45,497	45,835	37,357	91,332	76,175

Income from operations	25,617	28,569	5,395	54,186	11,003
Interest income	100	70	178	170	482
Other income (expense), net	132	(194)	(443)	(62)	604

Income before income taxes	25,849	28,445	5,130	54,294	12,089
Provision for income taxes	12,121	11,386	5,652	23,507	11,196

Net income (loss)	$13,728	$17,059	$(522)	$30,787	$893

Net income (loss) per share:
Basic	$0.39	$0.49	$(0.02)	$0.88	$0.03

Diluted	$0.38	$0.48	$(0.02)	$0.86	$0.03

Weighted average shares outstanding used to compute net income (loss) per share:
Basic	35,237	34,947	34,399	35,095	34,375

Diluted	35,943	35,716	34,399	35,843	34,691

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three months ended			Six months ended
	June 27, 2010	March 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009
GAAP gross profit	$69,562	$72,824	$41,260	$142,386	$84,191
Amortization of intangible assets	1,325	1,301	1,254	2,626	2,507
Stock-based compensation expense	227	279	238	506	480

Non-GAAP gross profit	$71,114	$74,404	$42,752	$145,518	$87,178

Non-GAAP gross margin	36.3%	35.2%	29.6%	35.7%	29.4%

GAAP research and development	$9,945	$9,305	$7,496	$19,250	$14,849
Stock-based compensation expense	(572)	(581)	(512)	(1,153)	(1,032)
Acquisition related compensation	(307)	(339)	—	(646)	—

Non-GAAP research and development	$9,066	$8,385	$6,984	$17,451	$13,817

GAAP sales and marketing	$30,358	$30,789	$24,464	$61,147	$50,366
Stock-based compensation expense	(1,193)	(1,212)	(1,027)	(2,405)	(2,082)

Non-GAAP sales and marketing	$29,165	$29,577	$23,437	$58,742	$48,284

GAAP general and administrative	$8,397	$8,942	$7,855	$17,339	$16,092
Stock-based compensation expense	(1,131)	(1,069)	(919)	(2,200)	(2,018)

Non-GAAP general and administrative	$7,266	$7,873	$6,936	$15,139	$14,074

GAAP total operating expenses	$48,762	$49,117	$39,841	$97,879	$84,541
Stock-based compensation expense	(2,896)	(2,862)	(2,458)	(5,758)	(5,132)
Restructuring	81	(13)	(18)	68	(694)
Acquisition related compensation	(307)	(339)	—	(646)	—
Litigation reserves	(143)	(68)	(8)	(211)	(2,540)

Non-GAAP total operating expenses	$45,497	$45,835	$37,357	$91,332	$76,175

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three months ended			Six months ended
	June 27, 2010	March 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009
GAAP operating income (loss)	$20,800	$23,707	$1,419	$44,507	$(350)
Amortization of intangible assets	1,325	1,301	1,254	2,626	2,507
Stock-based compensation expense	3,123	3,141	2,696	6,264	5,612
Restructuring	(81)	13	18	(68)	694
Acquisition related compensation	307	339	—	646	—
Litigation reserves	143	68	8	211	2,540

Non-GAAP operating income	$25,617	$28,569	$5,395	$54,186	$11,003

Non-GAAP operating margin	13.1%	13.5%	3.7%	13.3%	3.7%

GAAP net income (loss)	$10,465	$13,727	$(3,280)	$24,192	$(7,050)
Amortization of intangible assets	1,325	1,301	1,254	2,626	2,507
Stock-based compensation expense	3,123	3,141	2,696	6,264	5,612
Restructuring	(81)	13	18	(68)	694
Acquisition related compensation	307	339	—	646	—
Litigation reserves	143	68	8	211	2,540
Tax effect	(1,554)	(1,530)	(1,218)	(3,084)	(3,410)

Non-GAAP net income (loss)	$13,728	$17,059	$(522)	$30,787	$893

NET INCOME (LOSS) PER DILUTED SHARE:

	Three months ended			Six months ended
	June 27, 2010	March 28, 2010	June 28, 2009	June 27, 2010	June 28, 2009
GAAP net income (loss) per diluted share	$0.29	$0.38	$(0.10)	$0.67	$(0.21)
Amortization of intangible assets	0.04	0.04	0.04	0.07	0.07
Stock-based compensation expense	0.09	0.09	0.08	0.17	0.16
Restructuring	(0.00)	0.00	0.00	(0.00)	0.02
Acquisition related compensation	0.01	0.01	—	0.02	—
Litigation reserves	0.00	0.00	0.00	0.01	0.07
Tax effect	(0.05)	(0.04)	(0.04)	(0.08)	(0.08)

Non-GAAP net income (loss) per diluted share	$0.38	$0.48	$(0.02)	$0.86	$0.03

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three months ended
	June 27, 2010	March 28, 2010	December 31, 2009	September 27, 2009	June 28, 2009
Cash, cash equivalents and short-term investments	$231,030	$240,947	$247,100	$234,540	$224,496
Cash, cash equivalents and short-term investments per diluted share	$6.43	$6.75	$7.01	$6.71	$6.53

Accounts receivable, net	$138,730	$150,140	$162,853	$123,529	$110,231
Days sales outstanding (DSO)	64	62	71	66	69

Inventories	$125,687	$109,934	$90,590	$73,858	$75,039
Ending inventory turns	4.0	5.0	6.7	6.2	5.5

Weeks of channel inventory:
U.S. retail channel	9.9	9.8	6.9	10.0	12.6
U.S. distribution channel	6.1	5.7	4.4	5.2	3.8
EMEA distribution channel	6.0	5.7	3.4	4.3	5.0
APAC distribution channel	4.9	4.5	3.8	5.0	4.8

Deferred revenue	$17,405	$15,917	$22,106	$11,355	$15,267

Headcount	625	607	586	574	567
Non-GAAP Diluted shares	35,943	35,716	35,271	34,948	34,399